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                                                                   EXHIBIT 5.1.2


                   [Letterhead of Commercial Law Group, P.C.]



                                December 4, 2001


Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma  73118

Ladies and Gentlemen:

         We have acted as special Oklahoma counsel for Chesapeake Energy Corporation, an Oklahoma corporation (the "Company") and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act") of (i) the offer and exchange by the Company (the "Exchange Offer") of $250,000,000 aggregate principal amount of its 8.375% Senior Notes due 2008 (the "Initial Notes"), for a new series of notes bearing substantially identical terms and in like principal amount (the "Exchange Notes") and (ii) the guarantees (the "Guarantees") of certain subsidiaries of the Company listed in the Registration Statement as guarantors of the Initial Notes and the Exchange Notes. The Initial Notes and the Exchange Notes are collectively referred to herein as the "Notes". The Initial Notes are issued, and the Exchange Notes will be issued, under an Indenture dated as of November 5, 2001 among the Company, certain subsidiary guarantors and The Bank of New York, as Trustee (the "Indenture"). The Exchange Offer will be conducted on such terms and conditions as are set forth in the Prospectus contained in the Registration Statement to which this opinion is an exhibit.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation, as amended, and Bylaws of the Company or such documents or similar organizational documents of each of the subsidiaries of the Company who have issued Guarantees and are organized in the State of Oklahoma, (ii) the Indenture and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

         Based on the foregoing, we are of the opinion that when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the
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Indenture, such Exchange Notes will be validly issued by the Company under the laws of the State of Oklahoma, and the Guarantees of each of the subsidiaries of the Company that are organized in the State of Oklahoma that have issued Guarantees of the Notes remain validly issued obligations of such subsidiaries under the laws of the State of Oklahoma.

         We are members of the bar of the State of Oklahoma. The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the laws of the State of Oklahoma, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. In this regard, since the Indenture purports to be governed by New York law, we express no opinion as to the enforceability against the Company and the subsidiary guarantors of the Indenture and the Exchange Notes, and related Guarantees, in accordance with their respective terms, and have relied exclusively in this regard on the opinion of Vinson & Elkins L.L.P. filed as an exhibit to the Registration Statement. We also authorize Vinson & Elkins L.L.P. to rely on this opinion in delivering its opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                           Very truly yours,


                                           /s/ COMMERCIAL LAW GROUP, P.C.
                                               --------------------------------
                                               Commercial Law Group, P.C.